040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120468946-02
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/05/2012 7:35 AM
	Entity Number E0358002012-9

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Boomer Ventures Inc.
2. Registered Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent: American Corporate Register Inc (Name) ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address, City, Nevada, Zip Code Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 Par value per share: $ 0.001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Alicia Itzel Rivera Tristan (Name) Unit 268 Suite 105 424 Bakerview Rd. (Street Address) Bellingham (City) WA (State) 98226 (Zip Code) 2) Name Street Address, City, State, Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	American Corporate Register (Name) X [signature] (Incorporator Signature) 711 S. Carson St. STE 6 (Address) Carson City (City) NV (State) 89701 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 6/14/12

This form must be accompanied by appropriate fees.